EXHIBIT 4.1
DESCRIPTION OF THE SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
As of February 24, 2022, Morgan Stanley has three classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) common stock; (2) seven series of depositary shares representing interests in preferred stock; and (3) Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Morgan Stanley’s guarantee with respect thereto).
Authorized Capital Stock
Morgan Stanley’s authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.
DESCRIPTION OF COMMON STOCK
The following description of common stock is a summary and does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. Copies of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws are incorporated by reference as Exhibits to the Form 10-K. We encourage you to read these documents.
Voting Rights. Each holder of Morgan Stanley’s common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors. Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of Morgan Stanley’s common stock will possess all voting power. At each annual meeting of stockholders, the Board of Directors will be elected by a majority vote or, in the event of a contested election, a plurality vote of all votes cast at such meeting to hold office until the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. Because Morgan Stanley’s certificate of incorporation does not provide for cumulative voting rights, the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which is referred to as the “voting stock,” represented at a meeting will be able to elect all the directors standing for election at the meeting.
Dividends. The holders of Morgan Stanley’s common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends.
Liquidation Rights. Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding.
Because Morgan Stanley is a holding company, its rights and the rights of holders of its capital stock, including the holders of its common stock, to participate in the distribution of assets of any of Morgan Stanley’s subsidiaries upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred shareholders, except to the extent Morgan Stanley may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.
Other Rights and Preferences. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of Morgan Stanley’s common stock. All of the issued shares of Morgan Stanley’s common stock are fully paid and non-assessable.
Listing. Morgan Stanley’s common stock is traded on the New York Stock Exchange under the trading symbol “MS.”
DESCRIPTION OF DEPOSITARY SHARES REPRESENTING INTERESTS IN SHARES OF PREFERRED STOCK
The following description is a summary and does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, the certificate of designation relating to each series of Listed Preferred Stock (as defined below) and the deposit agreement relating to each series of depositary shares for the complete terms of that series of Listed Preferred Stock and related depositary shares. Copies of our Amended and Restated Certificate of Incorporation and these certificates of designations and deposit agreements are incorporated by reference as Exhibits to the Form 10-K. We encourage you to read these documents.
Depositary Shares
As of December 31, 2021, Morgan Stanley has the following depositary shares registered under Section 12 of the Exchange Act:
•Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value, which is referred to as the Series A Preferred Stock;
•Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value, which is referred to as the Series E Preferred Stock;
•Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value, which is referred to as the Series F Preferred Stock;
•Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value, which is referred to as the Series I Preferred Stock;
•Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value, which is referred to as the Series K Preferred Stock;
•Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value, which is referred to as the Series L Preferred Stock; and
•Depositary Shares, each representing 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series O, $0.01 par value, which is referred to as the Series O Preferred Stock.
Morgan Stanley refers to the above series of preferred stock represented by depositary shares collectively as the “Listed Preferred Stock.”
The shares of each series of Listed Preferred Stock have been deposited under a deposit agreement for such series among Morgan Stanley, The Bank of New York Mellon, acting as depositary, which is referred to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement (each such deposit agreement, with respect to the series of Listed Preferred Stock to which it relates, a “deposit agreement”). Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction of a share of Listed Preferred Stock represented by that depositary share, to all the rights and preferences of the Listed Preferred Stock represented by that depositary share, including dividend, voting and liquidation rights.
The depositary shares are evidenced by depositary receipts issued under the deposit agreement. Depositary receipts are distributed to those persons purchasing the fractional shares of the related series of Listed Preferred Stock. Immediately following the issuance of shares of a series of Listed Preferred Stock, Morgan Stanley deposited those shares with the Preferred Stock Depositary, which then issued and delivered the depositary receipts to the purchasers. Depositary receipts have been and will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of Listed Preferred Stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.
If Morgan Stanley makes a distribution other than in cash, the Preferred Stock Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the Preferred Stock Depositary may, with Morgan Stanley’s approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.
The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.

Withdrawal of Stock. Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of Listed Preferred Stock and all money or other property, if any, represented by those shares. Holders of depositary receipts representing any number of whole shares of Listed Preferred Stock will be entitled to receive whole shares of the related series of Listed Preferred Stock, but those holders of whole shares of Listed Preferred Stock will not thereafter be entitled to deposit those shares of Listed Preferred Stock with the Preferred Stock Depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of Listed Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting the Listed Preferred Stock. Upon receiving notice of any meeting at which the holders of any series of the Listed Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of Listed Preferred Stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of Listed Preferred Stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the Listed Preferred Stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and Morgan Stanley will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Listed Preferred Stock for which it does not receive specific instructions from the holder of the depositary shares representing them.
Redemption of Depositary Shares. Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the Listed Preferred Stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable with respect to the series of the Listed Preferred Stock. If Morgan Stanley redeems shares of a series of Listed Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Listed Preferred Stock that it redeems. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by Morgan Stanley with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to it after a period of two years from the date the funds are deposited.
Amendment and Termination of the Deposit Agreement. Morgan Stanley may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under “—Withdrawal of Stock,” to receive shares of the related series of Listed Preferred Stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Morgan Stanley may terminate the deposit agreement at any time with at least 60 days’ prior written notice to the Preferred Stock Depositary. Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of Listed Preferred Stock as are represented by the depositary receipts. The deposit agreement will automatically terminate after there has been a final distribution on the related series of Listed Preferred Stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.
Charges of Preferred Stock Depositary. Morgan Stanley will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Morgan Stanley will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of Listed Preferred Stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of Listed Preferred Stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.
Limitation on Liability of Company and Preferred Stock Depositary. Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of Morgan Stanley’s certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement. The obligations of Morgan Stanley and the Preferred Stock Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of Listed Preferred Stock unless satisfactory indemnity is furnished.
Corporate Trust Office of Preferred Stock Depositary. The address of the Preferred Stock Depositary’s corporate trust office is 240 Greenwich Street, 7E, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent, registrar and redemption agent for depositary receipts.
Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to Morgan Stanley written notice of its election to do so, and Morgan Stanley may at any time remove the Preferred Stock Depositary. Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary. A successor must be appointed by Morgan Stanley within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.
Reports to Holders. Morgan Stanley will deliver all required reports and communications to holders of the Listed Preferred Stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.
Inspection by Holders. Upon request, the Preferred Stock Depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the Preferred Stock Depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.
Listing. The depositary shares representing the Series A Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock and the Series O Preferred Stock are traded on the New York Stock Exchange under the trading symbols “MS/PA,” “MS/PE,” “MS/PF,” “MS/PI,” “MS/PK,” “MS/PL” and “MS/PO,” respectively.
Existing Preferred Stock
As described above, Morgan Stanley has depositary shares registered under Section 12 of the Exchange Act that represent interests in the Listed Preferred Stock. This section describes the Listed Preferred Stock, as well as other series of preferred stock issued by Morgan Stanley that are also relevant to describing the Listed Preferred Stock.
Unless otherwise indicated, the terms and provisions described below relate to each of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock and the Series O Preferred Stock (collectively, the “Existing Preferred Stock”). Other than as described below, the terms of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock and the Series O Preferred Stock are substantially similar.
Rank. Each series of Existing Preferred Stock ranks on a parity with each other and with the offered preferred stock as to payment of dividends and amounts payable upon liquidation, dissolution or winding up, except that the certificate of designation for the Series A Preferred Stock states that such series ranks, as to dividends, junior to any future issuance of cumulative preferred stock. Each series of Existing Preferred Stock ranks prior to the common stock as to payment of dividends and amounts payable on liquidation, dissolution or winding up. The shares of the Existing Preferred Stock are fully paid and nonassessable and have no preemptive rights.
Conversion. No shares of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock or the Series O Preferred Stock are convertible at the option of the holder, or otherwise, into common stock.

Dividends. Holders of Existing Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cash dividends payable quarterly (except with respect to the Series M Preferred Stock and the Series N Preferred Stock, for which dividends are currently payable semi-annually) at the rate specified below.
•Series A Preferred Stock: noncumulative cash dividends at a per annum rate equal to the greater of (1) 4% and (2) three-month U.S. Dollar LIBOR on the related dividend determination date plus .70%.
•Series C Preferred Stock: noncumulative cash dividends at a per annum rate equal to 10%.
•Series E Preferred Stock: noncumulative cash dividends at a per annum rate equal to 7.125% with respect to each dividend period from and including September 30, 2013 to, but excluding, October 15, 2023 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 4.32% with respect to each dividend period from and including October 15, 2023.
•Series F Preferred Stock: noncumulative cash dividends at a per annum rate equal to 6.875% with respect to each dividend period from and including December 10, 2013 to, but excluding, January 15, 2024 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.94% with respect to each dividend period from and including January 15, 2024.
•Series I Preferred Stock: noncumulative cash dividends at a per annum rate equal to 6.375% with respect to each dividend period from and including September 18, 2014 to, but excluding, October 15, 2024 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.708% with respect to each dividend period from and including October 15, 2024.
•Series K Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.85% with respect to each dividend period from and including January 31, 2017 to, but excluding, April 15, 2027 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.491% with respect to each dividend period from and including April 15, 2027.
•Series L Preferred Stock: noncumulative cash dividends at a per annum rate equal to 4.875%.
•Series M Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.875% with respect to each dividend period from and including September 15, 2020 to, but excluding, September 15, 2026 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 4.435% with respect to each dividend period from and including September 15, 2026.
•Series N Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.30% with respect to each dividend period from and including September 15, 2020 to, but excluding, March 15, 2023 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.16% with respect to each dividend period from and including March 15, 2023.
•Series O Preferred Stock: noncumulative cash dividends at a per annum rate equal to 4.250%.
Each series of Existing Preferred Stock is noncumulative preferred stock. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock or the Series O Preferred Stock in respect of any dividend period before the related dividend payment date, Morgan Stanley will have no obligation to pay a dividend for that dividend period on such dividend payment date or at any future time.
Each series of Existing Preferred Stock will be junior as to payment of dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Existing Preferred Stock. If at any time Morgan Stanley has failed to pay accumulated dividends on any preferred stock that is senior to a series of Existing Preferred Stock as to payment of dividends, Morgan Stanley may not pay any dividends on the junior series of Existing Preferred Stock or redeem or otherwise repurchase any shares of the junior series of Existing Preferred Stock until it has paid in full, or set aside for payment, such accumulated but unpaid dividends on those senior shares.
Morgan Stanley will not declare or pay or set aside for payment, dividends for the latest dividend period on any series of offered preferred stock ranking on a parity as to payment of dividends with any series of Existing Preferred Stock, unless it also declares or pays or sets aside for payment the accrued dividends on the outstanding shares of such series for the latest dividend payment period. Morgan Stanley must declare, pay or set aside for payment any amounts on the offered preferred stock ratably in proportion to the respective amounts of unpaid dividends described in the preceding sentence.

Except as described above, and subject to some additional exceptions set forth in the relevant certificate of designations, unless Morgan Stanley has paid full accrued dividends on the outstanding shares of each series of Existing Preferred Stock for the latest dividend payment period with respect to each such series, Morgan Stanley may not during a divided period for any series:
•declare or pay a dividend or distribution on common stock or any preferred stock that ranks junior to such series as to dividend rights and as to rights on liquidation, dissolution or winding up, or
•redeem, purchase or otherwise acquire Morgan Stanley’s common stock or any preferred stock that ranks junior to, or, in the case of Series M Preferred Stock and Series N Preferred Stock, that ranks junior to or on a parity with, such series as to dividend rights and as to rights on liquidation, dissolution or winding up.
Redemption. The Existing Preferred Stock is not and will not be subject to any mandatory redemption, sinking fund provision or other similar provision. The Existing Preferred Stock is redeemable, subject to receipt of any required regulatory approvals, in whole or in part, upon 30 days’ notice as follows:
•the Series A Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus accrued and unpaid dividends, regardless of whether dividends are actually declared, to but excluding the date of redemption;
•the Series C Preferred Stock is redeemable at a redemption price of $1,100.00 per share plus accrued and unpaid dividends, regardless of whether dividends are actually declared, to but excluding the date of redemption;
•the Series E Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after October 15, 2023 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;
•the Series F Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after January 15, 2024 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;
•the Series I Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after October 15, 2024 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;
•the Series K Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after April 15, 2027 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;
•the Series L Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after January 15, 2025 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;
•the Series M Preferred Stock is redeemable at a redemption price of $1,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after September 15, 2026 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;
•the Series N Preferred Stock is redeemable at a redemption price of $100,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part after October 2, 2025 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements; and
•the Series O Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after January 15, 2027 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements.
Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Existing Preferred Stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions before any distribution is made to holders of any class or series of capital stock ranking junior to the Existing Preferred Stock as to rights upon liquidation, dissolution or winding up of Morgan Stanley’s common stock. The liquidating distribution that each series of Existing Preferred Stock is entitled to receive is as follows:
•the Series A Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);
•the Series C Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);
•the Series E Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);
•the Series F Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);
•the Series I Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);
•the Series K Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);
•the Series L Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);
•the Series M Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $1,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);
•the Series N Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $100,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date); and
•the Series O Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date).
However, holders of shares of the Existing Preferred Stock will not be entitled to receive the liquidation price of their shares until Morgan Stanley has paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of Morgan Stanley’s capital stock ranking senior as to rights upon liquidation, dissolution or winding up.
If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the Existing Preferred Stock and any other preferred stock ranking on a parity with the Existing Preferred Stock as to rights upon liquidation, dissolution or winding up, the holders of the Existing Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After Morgan Stanley has paid the full amount of the liquidating distribution to which they are entitled, the holders of the Existing Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.
Voting Rights. Holders of Existing Preferred Stock do not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of Existing Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (or, for the Series M Preferred Stock and the Series N Preferred Stock, three semi-annual or six quarterly full dividend periods), whether or not consecutive, the authorized number of directors of Morgan Stanley shall be automatically increased by two and the holders of shares of Existing Preferred Stock, voting together as a class with holders of any and all other series of preferred stock having similar voting rights that are exercisable, will be entitled to elect two directors to fill such newly created directorships at Morgan Stanley’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting. These voting rights will continue for each series of Existing Preferred Stock until dividends on such shares have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods (or, for the Series M Preferred Stock and the Series N Preferred Stock, the equivalent of two consecutive semi-annual dividend periods or four consecutive quarterly dividend periods) following the nonpayment. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of holders of preferred stock to vote for directors.
So long as any shares of Existing Preferred Stock remain outstanding, Morgan Stanley will not, without the consent of the holders of at least two-thirds of the shares of Existing Preferred Stock outstanding at the time, voting together as a single class with holders of any and all other series of preferred stock having similar voting rights that are exercisable
•amend or alter any provision of Morgan Stanley’s amended and restated certificate of incorporation or the certificate of designations of preferences and rights with respect to any series of the Existing Preferred Stock to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to any series of Existing Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up;
•amend, alter or repeal any provision of Morgan Stanley’s amended and restated certificate of incorporation or the certificate of designations of preferences and rights with respect to any series of the Existing Preferred Stock if such amendment, alteration or repeal would cause a material and adverse effect with respect to the special rights, preferences, privileges and voting powers of any Existing Preferred Stock, whether by merger, consolidation or otherwise. For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of Morgan Stanley’s common stock or preferred stock ranking on a parity with or junior to the Existing Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect the special rights, preferences, privileges and voting powers of any Existing Preferred Stock; or
•consummate any binding share exchange or reclassification involving any series of Existing Preferred Stock, or merger or consolidation of Morgan Stanley with another entity, unless in each case (x) the shares of Existing Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remain outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Existing Preferred Stock immediately prior to such consummation, taken as a whole.
Agents and Registrar for Existing Preferred Stock. The transfer agent, dividend disbursing agent and registrar for each series of Existing Preferred Stock is The Bank of New York Mellon.

DESCRIPTION OF THE GLOBAL MEDIUM-TERM NOTES, SERIES A, FIXED RATE STEP-UP SENIOR NOTES DUE 2026 OF MORGAN STANLEY FINANCE LLC (AND MORGAN STANLEY’S GUARANTEE WITH RESPECT THERETO)
The following description of the 2026 Notes (as defined below) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the MSFL Senior Debt Indenture (as defined below), which is incorporated by reference as an Exhibit to the Form 10-K. We encourage you to read the MSFL Senior Debt Indenture for additional information.
On February 22, 2016, Morgan Stanley Finance LLC (“MSFL”), a wholly-owned finance subsidiary of Morgan Stanley, issued its Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 (the “2026 Notes”) in an aggregate principal amount of $5,000,000. The 2026 Notes were issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The 2026 Notes will mature on February 23, 2026. As of December 31, 2021, $5,000,000 in aggregate principal amount of the 2026 Notes was outstanding.
The 2026 Notes are senior debt securities of MSFL. The 2026 Notes constitute part of its senior debt, are issued under the MSFL Senior Debt Indenture, as defined below under “-Indenture,” and rank on a parity with all of its other unsecured and unsubordinated debt. The 2026 Notes are fully and unconditionally guaranteed by Morgan Stanley and holders of the 2026 Notes should assume that in any bankruptcy, resolution or similar proceeding, they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.
The Series A medium-term notes issued under the MSFL Senior Debt Indenture (including the 2026 Notes) constitute a single series under that indenture, together with any medium-term notes MSFL issues in the future under that indenture that it designates as being part of that series. MSFL may create and issue additional notes with the same terms as previous issuances of Series A medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.
The 2026 Notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
The terms of the MSFL Senior Debt Indenture have been amended since the 2026 Notes were issued and those amendments do not apply to the 2026 Notes. The below description of the terms of the MSFL Senior Debt Indenture is of the terms that apply to the 2026 Notes, which differ from those that apply to securities issued by MSFL under the MSFL Senior Debt Indenture after such amendments.
Listing
The 2026 Notes are traded on the New York Stock Exchange under the trading symbol “MS/26C.”
Interest Payments
The 2026 Notes bear interest from the date of issuance as follows:
•from and including the original issue date to but excluding February 23, 2021: 3.50% per annum;
•from and including February 23, 2021 to but excluding February 23, 2023: 3.75% per annum;
•from and including February 23, 2023 to but excluding February 23, 2024: 4.00% per annum;
•from and including February 23, 2024 to but excluding February 23, 2025: 4.25% per annum; and
•from and including February 23, 2025 to but excluding the maturity date: 5.00% per annum.
How Interest Is Calculated. Interest on the 2026 Notes will be computed on the basis of a 360-day year of twelve 30-day months.
How Interest Accrues. Interest on the 2026 Notes accrues from and including the most recent interest payment date to which interest has been paid or duly provided for. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “-If a Payment Date Is Not a Business Day.”
When Interest Is Paid. Payments of interest on the 2026 Notes will be made on each February 23 and August 23, commencing August 23, 2016.

Amount of Interest Payable. Interest payments for the 2026 Notes will include accrued interest from and including the last date in respect of which interest has been paid to but excluding the relevant interest payment date or date of maturity.
If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, the issuer will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date is not a business day, the issuer may pay interest, if any, and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date. For these purposes, a “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
General Terms of the 2026 Notes
In the below sections, all references to “debt securities” refer to Series A medium-term notes issued by MSFL under the MSFL Senior Debt Indenture. The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities, including the 2026 Notes.
MSFL has summarized below the material provisions of the MSFL Senior Debt Indenture and the debt securities, including the guarantee of Morgan Stanley. These descriptions are only summaries, and each investor should refer to the MSFL Senior Debt Indenture and any applicable supplements thereto, which describe completely the terms and definitions summarized below and contain additional information regarding the debt securities. Where appropriate, MSFL uses parentheses to refer you to the particular sections of the MSFL Senior Debt Indenture. Any reference to particular sections or defined terms of the MSFL Senior Debt Indenture in any statement qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.
Morgan Stanley Guarantee of Debt Securities Issued by MSFL
The payments due, including any property deliverable under any debt securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any debt security issued by it when due, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Morgan Stanley’s guarantees of the payments due on debt securities issued by MSFL will be unsecured senior obligations of Morgan Stanley. In addition, if MSFL were to merge with and into Morgan Stanley pursuant to the terms of the MSFL Senior Debt Indenture, the guarantee will terminate.
Indenture
The 2026 Notes are issued under a Senior Indenture dated as of February 16, 2016 among MSFL, Morgan Stanley, as guarantor, and The Bank of New York Mellon, a New York banking corporation, as trustee. That indenture, as it has been and may be supplemented from time to time (to the extent that such supplements apply to the 2026 Notes), is called the MSFL Senior Debt Indenture.
Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions
Negative Pledge of Morgan Stanley. Because Morgan Stanley is a holding company, its assets consist primarily of the securities of its subsidiaries. The negative pledge provisions of the MSFL Senior Debt Indenture limit Morgan Stanley’s ability to pledge some of these securities. The MSFL Senior Debt Indenture provides that Morgan Stanley will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by such senior indenture on:
•the voting securities of Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, Morgan Stanley Smith Barney LLC or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which are referred to collectively as the “principal subsidiaries,” or
•the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares, without making effective provisions so that the guarantee issued under the MSFL Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.

For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination Morgan Stanley owns or controls directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. (MSFL Senior Debt Indenture, Section 13.10).
Merger or Consolidation of MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Senior Debt Indenture. The MSFL Senior Debt Indenture provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will merge or consolidate with any other person, unless:
•MSFL or Morgan Stanley, as applicable, will be the continuing person; or
•the successor person by merger or consolidation to MSFL or Morgan Stanley, as applicable:
•will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and
•will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the indenture and the debt securities or the guarantees, as applicable, issued under the indenture; and
•immediately after the merger or consolidation, MSFL, Morgan Stanley or that successor person, as the case may be, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (MSFL Senior Debt Indenture, Sections 9.01 and 13.11).
For the avoidance of doubt, the successor person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.
Sale, Lease or Conveyance by MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Senior Debt Indenture. The MSFL Senior Debt Indenture provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will sell, lease or convey all or substantially all of its assets to any other person, unless:
•the person that acquires all or substantially all of the assets of MSFL or of Morgan Stanley, as applicable:
•will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and
•will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the indenture and the debt securities or the guarantees, as applicable, issued under the indenture; and
•immediately after the sale, lease or conveyance, that acquiring person, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (MSFL Senior Debt Indenture, Sections 9.01 and 13.11).
For the avoidance of doubt, the acquiring person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.
Absence of Protections against All Potential Actions of the Issuer and the Guarantor. There are no covenants or other provisions in the MSFL Senior Debt Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the issuer or the guarantor, as applicable, or a highly leveraged transaction. The merger covenants described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the issuer or the guarantor, as applicable, or a sale, lease or conveyance of all or substantially all of the assets of the issuer or the guarantor, as applicable.
Events of Default
The MSFL Senior Debt Indenture provides holders of debt securities with remedies if MSFL, as issuer, fails to perform specific obligations or if MSFL becomes bankrupt. The MSFL Senior Debt Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.
An event of default is defined under the MSFL Senior Debt Indenture, with respect to any series of debt securities issued by MSFL under that indenture, as being:

•default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;
•default for 30 days in payment of any interest on any debt securities of that series;
•default for 60 days after written notice in the observance or performance by MSFL of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);
•events of bankruptcy, insolvency or reorganization of MSFL; or
•any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (MSFL Senior Debt Indenture, Section 5.01).
The 2026 Notes do not have the benefit of any cross-default or cross-acceleration provisions with other indebtedness of MSFL or Morgan Stanley. In addition, under the MSFL Senior Debt Indenture, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default.
Acceleration of Debt Securities upon an Event of Default. The MSFL Senior Debt Indenture provides that:
•if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and
•if an event of default due to a default in the performance of any other covenants or agreements of the issuer in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of the issuer, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to the issuer and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (MSFL Senior Debt Indenture, Section 5.01).
Notwithstanding these notice provisions, the holders of debt securities issued by MSFL and guaranteed by Morgan Stanley under the MSFL Senior Debt Indenture have no right to declare the principal of those debt securities and interest accrued thereon to be due and payable immediately if Morgan Stanley fails to observe or perform any covenant under such indenture or in the event of the bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor of such securities.
Annulment of Acceleration and Waiver of Defaults. The MSFL Senior Debt Indenture provides that:
In some circumstances, if any and all events of default under that indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (MSFL Senior Debt Indenture, Section 5.01).
Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in that indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (MSFL Senior Debt Indenture, Section 5.10).
Indemnification of Trustee for Actions Taken on Your Behalf. The MSFL Senior Debt Indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders. (MSFL Senior Debt Indenture, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (MSFL Senior Debt Indenture, Section 5.09).
Limitation on Actions by You as an Individual Holder. The MSFL Senior Debt Indenture provides that no individual holder of debt securities may institute any action against the issuer or the guarantor under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:
•the holder must have previously given written notice to the trustee of the continuing default;
•the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;
•the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and
•the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (MSFL Senior Debt Indenture, Sections 5.06 and 5.09).
Annual Certification. The MSFL Senior Debt Indenture contains a covenant that the issuer will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (MSFL Senior Debt Indenture, Section 3.05).
Discharge, Defeasance and Covenant Defeasance
The issuer or the guarantor has the ability to eliminate most or all of the obligations of the issuer and the guarantor on any series of debt securities prior to maturity if the issuer or the guarantor complies with the following provisions. (MSFL Senior Debt Indenture, Section 10.01).
Discharge of Indenture. If at any time the issuer has:
•paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms (or the guarantor has done the same);
•delivered to the trustee for cancellation all of the outstanding debt securities; or
•irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under that indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities (or the guarantor has done the same);
and if, in any such case, the issuer or the guarantor also pays or causes to be paid all other sums payable by the issuer or the guarantor under the indenture with respect to the securities of such series, then that indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the indenture relating only to that series of debt securities.
Defeasance of a Series of Securities at Any Time. The issuer or the guarantor may also discharge all obligations of the issuer and the guarantor, other than as to transfers and exchanges, under any series of debt securities at any time, which is referred to as “defeasance.”
The issuer and the guarantor, may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 13.10 and Section 13.11 and Section 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a default. Discharge under those procedures is called “covenant defeasance.”
Defeasance or covenant defeasance may be effected only if, among other things:

•The issuer or the guarantor irrevocably deposits with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.
•The issuer or the guarantor delivers to the trustee an opinion of counsel to the effect that:
•the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and
•the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.
In the case of a defeasance, but not in the case of covenant defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.
Modification of the MSFL Senior Debt Indenture
Modifications Without Consent of Holders. The issuer, the guarantor and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:
•secure any debt securities (and to secure the guarantee of any debt securities securities);
•evidence the assumption by a successor of the obligations of the issuer or the guarantor (including to evidence the merger of MSFL with and into Morgan Stanley and, in such case, to evidence the elimination of the guarantee);
•add covenants for the protection of the holders of debt securities;
•cure any ambiguity or correct any inconsistency;
•add to, change or eliminate any of the provisions of the indenture in respect of all or any securities of any series; provided that any such addition, change or elimination (i) shall neither (a) apply to any security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of any holder of such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;
•establish the forms or terms of debt securities of any series; or
•evidence the acceptance of appointment by a successor trustee. (MSFL Senior Debt Indenture, Section 8.01).
Modifications with Consent of Holders. The issuer, the guarantor and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer, the guarantor and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:
•extend the final maturity of the principal;
•reduce the principal amount;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable on redemption;
•change the currency in which the principal and any amount of original issue discount, premium, or interest thereon is payable;
•modify or amend the provisions for conversion of any currency into another currency;
•reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of the issuer or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;
•alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars;
•impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due;
•remove the guarantee (except upon the merger of MSFL with and into Morgan Stanley); or
•reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture (MSFL Senior Debt Indenture, Section 8.02).
Replacement of Debt Securities
At the expense of the holder, the issuer may, in its discretion, replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the trustee, the paying agent and the registrar, in the case of registered debt securities, or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to the issuer, the guarantor, the paying agent, the registrar, in the case of registered debt securities, and the trustee. At the expense of the holder, an indemnity that is satisfactory to the issuer, the guarantor, the principal paying agent, the registrar, in the case of registered debt securities, and the trustee may be required before a replacement debt security will be issued.
Concerning the Issuer’s and the Guarantor’s Relationship with the Trustee
Morgan Stanley, MSFL and other subsidiaries of Morgan Stanley and affiliates of MSFL maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, a New York banking corporation (including as successor to JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, National Association).
Governing Law
The debt securities, Morgan Stanley’s guarantee of debt securities issued by MSFL and the MSFL Senior Debt Indenture will be governed by, and construed in accordance with, the laws of the State of New York.